Exhibit 10.41

TECTONIC THERAPEUTIC, INC.

CONSULTING AGREEMENT

Effective Date: Sep 25, 2019

This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Tectonic Therapeutic, Inc., a Delaware corporation (“Client”) and the consultant named on the signature page hereto (“Consultant”).

1. Engagement of Services. Client may issue Project Assignments to Consultant in the form attached to this Agreement as Exhibit A (“Project Assignment”). Subject to the terms of this Agreement, Consultant will render the services set forth in Project Assignment(s) accepted by Consultant (the “Services”) by the completion dates set forth therein. As Consultant, Consultant agrees to devote his or her best efforts to also provide the following services as may be requested by Client in connection with any Project Assignments: (a) attending meetings of Client; (b) performing the duties of a consultant at such meetings, as established from time to time by the mutual agreement of Client, including without limitation meeting with Client employees, consultants and Scientific Advisory Board (“SAB”) members, reviewing goals of Client and assisting in developing strategies for achieving such goals, and providing advice, support, theories, techniques and improvements in Client’s scientific research and product development activities; and (c) providing consulting services to Client at its request, including a reasonable amount of informal consultation over the telephone or otherwise as requested by the Client. Except as otherwise provided in the applicable Project Assignment, Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2. Compensation. Client will pay Consultant the fee set forth in each Project Assignment for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services. Payment of Consultant’s fees and reimbursement of expenses will be in accordance with terms and conditions set forth in the applicable Project Assignment. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in the Project Assignment(s) for work which has been completed.

3. Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant.

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Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

4. Institutional Agreement.

4.1 Client acknowledges that Consultant holds an appointment at, or is otherwise affiliated with, Harvard Medical School (“HMS”) and is subject to HMS’s policies, including policies concerning consulting, conflicts of interest and intellectual property. Client acknowledges that, to the extent that such policies conflict with the terms of this Agreement, Consultant’s obligations under HMS’s policies take priority over the obligations Consultant has by reason of this Agreement. Client further acknowledges and agrees that nothing in this Agreement shall affect Consultant’s obligations to, or research on behalf of, HMS. Consultant agrees to use reasonable efforts to avoid or minimize any such conflict. Consultant agrees that he or she will use best efforts to avoid using any facilities or resources of HMS in performing the Services hereunder.

4.2 Consultant agrees to provide to Client copies of HMS’s policies or guidelines relating to Consultant’s obligations to HMS and consulting services, if any, promptly upon request by Client. If Consultant is required by HMS, pursuant to applicable guidelines or policies, to make any disclosure or take any action that conflicts with the Services being provided by Consultant hereunder or is that contrary to the terms of this Agreement, Consultant will promptly notify Client of such obligation, specifying the nature of such disclosure or action and identifying the applicable guideline or policy under which disclosure or action is required, prior to making such disclosure or taking such action.

5. Intellectual Property Rights and Ownership of Work Product.

5.1 Consultant agrees that any and all ideas, inventions, discoveries, improvements, know-how, concepts, processes, discoveries, developments, formulae, information, materials, designs, content, techniques, software programs, other copyrightable works, and any other work product that Consultant creates, conceives, reduces to practice or develops during the term of the Agreement, alone or in conjunction with others, during or as a direct result of performing the Services for Client under this Agreement (collectively, the “Work Product”) shall be the sole and exclusive property of the Client. Consultant hereby assigns and agrees to assign to Client his or her entire right, title and interest worldwide in and to all Work Product, including any deliverables specified in a Project Assignment (“Deliverables”). Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as Exhibit B (“Assignment of Copyright”) and the patent assignment set forth as Exhibit C (“Assignment of Patent Application”). Consultant hereby designates Client as his or her agent for, and grants to Client a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, solely for the purpose of effecting the foregoing assignments from Consultant to Client. Consultant further agrees to cooperate and provide reasonable assistance to Client to obtain and from time to time enforce United States and foreign patents, copyrights, and other rights and protections claiming, covering or relating to the Work Product in any and all countries. Consultant will deliver any Deliverables in accordance with the applicable Project Assignment and disclose promptly in writing to Client all other Work Product.

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5.2 Consultant agrees to submit to Client any proposed publication that contains any discussion relating to Client, Confidential Information, Work Product or work performed by Consultant for Client hereunder. Consultant further agrees that no such publication shall be made without the prior written consent of Client, which consent shall not be unreasonably withheld. Any such consent shall be given within sixty (60) days.

6. Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers, provided that this sentence will not apply to any rights that cannot be assigned or licensed by reason of Consultant’s obligations under HMS’s policies.

7. Representations and Warranties. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in the applicable Project Assignment, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 5 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, and (e) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 7.

8. Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement for a period of ten (10) years after expiration of this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not lecture upon or publish or disclose such Confidential Information to any third parties except as set forth in Section 9 below, except to the extent required in direct connection with Consultant’s performance of the requested Services for Client, or except as expressly authorized in writing by an officer of Client, in each case subject to the terms set forth in Section 5.2 above as applicable. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements,

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licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; (e) samples, devices, media and/or cell lines and procedures for producing any such samples, devices, media and/or cell lines, processes, formulas, formulations, data, hardware, mask works, improvements, discoveries, developments, designs and techniques; and (f) any information regarding the skills and compensation of employees, consultants, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (w) was or is independently developed by Consultant without reference to Client Confidential Information, as evidenced by Consultant’s contemporaneously-maintained written records, (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Consultant’s Employees, Consultants and Agents. Consultant will ensure that each of its employees, consultants and agents who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests to at least the same degree as Section 8. Client reserves the right to refuse or limit Consultant’s use of any employee, consultant or agent or to require Consultant to remove any employee, consultant or agent already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.

10. No Conflicting Obligation. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party that is a commercial or for-profit organization, business or person, inconsistent or incompatible with Consultant’s obligations, or the scope of Services rendered for Client, under this Agreement. Consultant represents that Consultant’s performance of the Services for Client do not and will not breach or conflict with any agreement with such a third party, including an agreement to keep in confidence any proprietary information of another entity acquired by Consultant in confidence or in trust prior to the date of this Agreement.

11. No improper use of materials. Consultant agrees not to bring to Client or to use in the performance of Services for Client any materials or documents of a present or former employer of Consultant, or any materials or documents obtained by Consultant from a third party under a binder of confidentiality, unless such materials or documents are generally available to the public or Consultant has authorization from such present or former employer or third party for the possession and unrestricted use of such materials. Consultant understands that Consultant is not to breach any obligation of confidentiality that Consultant has to present or former employers or clients, and agrees to fulfill all such obligations during the term of this Agreement.

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12. Term and Termination.

Term. The initial term of this Agreement is for 1 year from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. Thereafter, this Agreement will automatically renew on its anniversary date, for 1 year terms, unless Client provides 15 days’ written notice prior to any such anniversary date that the Agreement will not renew.

Termination Without Cause. Client may terminate this Agreement with or without cause, at any time upon 15 days’ prior written notice to Consultant. Consultant may terminate this Agreement without cause, at any time when no Project Assignment is in effect upon 30 days’ prior written notice to Client.

Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within 15 days after notice by the non-breaching party is given.

Survival. The rights and obligations contained in Sections 5 (“Ownership of Work Product”), 6 (“Other Rights”), 7 (“Representations and Warranties”), 8 (“Confidential Information”) and 13 (“Noninterference with Business”) will survive any termination or expiration of this Agreement.

13. Noninterference with Business. Consultant agrees that during the Term of this Agreement, Consultant will not, without the prior consent of Client’s Board of Directors, engage in any commercial business activity that competes in any way with any business then being conducted or planned by Client, except that Consultant may continue the affiliations set forth in Exhibit D. In addition, but without limiting the generality of the foregoing, Consultant covenants and agrees during the term of this Agreement and for one year thereafter not to enter into any employment or consulting or advisory relationship with any third party commercial entity in the field in which Client conducts or plans to conduct business. The foregoing shall not prevent Consultant from engaging in his or her work at HMS or conducting any academic research, teaching or related non-commercial activity, subject to the other terms of this Agreement. Consultant agrees that during the Term of this Agreement, and for one year thereafter, Consultant will not either directly or indirectly, solicit or attempt to recruit, hire or solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, advisor or independent contractor to or for any other person or entity. If any restriction set forth in this Sections is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

14. Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.

15. Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.

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16. Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the Commonwealth of Massachusetts, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.

17. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

18. Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach by Consultant.

19. Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. The Client acknowledges and agrees that: (i) Consultant is entering into this agreement solely in his/her individual, personal capacity and not as an employee or faculty member of Harvard where the Client understands Consultant is employed on a full time basis; (ii) that as a Harvard faculty member and employee, the Client acknowledges that Consultant is subject to certain policies of Harvard, as such policies may be revised from time to time, including, among others, policies concerning consulting, conflicts of interest and commitment, and intellectual property; and (iii) any provision of this Agreement that conflicts with such policies shall be superseded by such policies. Further, the Client agrees that this Agreement is subject to the Exhibit E (“Addendum to Consulting Agreement”) attached to this Agreement, the terms of which are incorporated herein by reference.

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The parties have executed this Agreement as of the Effective Date.

CLIENT:

Tectonic Therapeutic, Inc.

By:	/s/ Christian Cortis
	Name:	Christian Cortis, Ph.D.
	Title:	Interim Chief Executive Officer

Email:

Address:

CONSULTANT:

Andrew Kruse, Ph.D.
Name of Consultant (Please Print)

/s/ Andrew Kruse
Signature

Email

Address:

Consulting Agreement – Signature Page